CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT







We hereby consent to the use in the Form SB-2 Registration Statement of Alpine Entertainment, Inc. our report as of December 31, 1998, dated February 4, 1999 (except for Notes 4A and 4B as to which the date is February 10, 1999) relating to the financial statements of Alpine Entertainment, Inc. which appear in such Form SB-2 and to the reference to our Firm under the heading "Experts" in the prospectus.





                              /s/ WEINBERG & COMPANY, P.A.
                              Certified Public Accountants



Boca Raton, Florida
October 4, 2000

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT







We hereby consent to the use in the Form SB-2 Registration Statement of Alpine Entertainment, Inc. our report as of December 31, 1998 and 1997, dated June 6, 1999 (except for Note 12(C) as to which the date is October 15, 1999) relating to the financial statements of Alpine Pictures International, Inc. for 1998 and Alpine Pictures International, Inc and Affiliate for 1997 which appear in such Form SB-2, and to the reference to our Firm under the heading "Experts" in the prospectus.








                              /s/ WEINBERG & COMPANY, P.A.
                              Certified Public Accountants



Boca Raton, Florida
October 4, 2000

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT







We hereby consent to the use in the Form SB-2 Registration Statement, as amended, of Alpine Entertainment, Inc. our report as of December 31, 1999 and 1998, dated June 6, 2000, relating to the consolidated financial statements of Alpine Entertainment, Inc. and Subsidiaries which appear in such Form SB-2 and to the reference to our Firm under the heading "Experts" in the prospectus.






                              /s/ WEINBERG & COMPANY, P.A.
                              Certified Public Accountants



Boca Raton, Florida
October 4, 2000